                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): JULY 5, 2001



                                IVAX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            FLORIDA                          1-09623             16-1003559
-------------------------------    ------------------------  -------------------
(State or Other Jurisdiction of    (Commission File Number)     (IRS Employer
     Incorporation)                                          Identification No.)


                  4400 BISCAYNE BOULEVARD, MIAMI, FLORIDA 33137
                    (Address of Principal Executive Offices)

                                 (305) 575-6000
              (Registrant's Telephone Number, Including Area Code)

                                       N/A

          (Former Name or Former Address, if Changed since Last Report)

               --------------------------------------------------

          This Form 8-K/A amends the Form 8-K filed with the Commission on July 20, 2001 relating to the acquisition by IVAX Corporation ("IVAX") of Laboratorio Chile S.A. ("LabChile"). This Form 8-K/A is being filed to include the information required by Item 7 of Form 8-K with respect to the LabChile acquisition.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The audited financial statements of LabChile for the years ended December 31, 2000 and 1999 are incorporated by reference to the Form 20-F filed by LabChile on June 22, 2001. The unaudited financial statements for the three months ended March 31, 2001 are attached hereto as Attachment 7(a) and are incorporated herein by this reference.

     (b)  PRO FORMA FINANCIAL INFORMATION

         The unaudited pro forma combined consolidated balance sheet as of December 31, 2000, and statements of operations for the year ended December 31, 2000, and for the three months ended March 31, 2001 are attached hereto as Attachment 7(b) and are incorporated herein by this reference.

     (c)  EXHIBITS.

         The Exhibits to this Form 8-K are listed on the Exhibit Index and are incorporated herein by reference.

                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Date: July 31, 2001                    IVAX CORPORATION


                                          By:/s/ THOMAS E. BEIER
                                             ----------------------------------
                                             Thomas E. Beier
                                             Senior Vice President-Finance
                                             Chief Financial Officer

Attachment 7(a)


       LABORATORIO CHILE S.A.
       CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2001 AND 2000

       (IN THOUSANDS OF CONSTANT CHILEAN PESOS)

            ASSETS                                                               03/31/01           03/31/00
                                                                                 CH$ `000           CH$ `000
       ------------------------------------------------------------------------------------------------------
       CURRENT ASSETS
              Cash                                                              4,061,097          1,174,151
              Time deposits                                                       699,087                 11
              Marketable securities                                             4,759,052          5,030,572
              Accounts receivable                                              21,414,295         16,861,717
              Notes receivable                                                  2,853,115          2,063,285
              Sundry accounts receivable                                        1,045,693          1,735,272
              Accounts receivable from related companies                               --                 --
              Inventories                                                      17,555,006         13,868,601
              Recoverable taxes                                                   685,284            173,585
              Prepaid expenses                                                    742,376            499,710
              Deferred taxes                                                      957,246            911,284
              Other current  assets                                                58,324            164,319
       ------------------------------------------------------------------------------------------------------
           TOTAL CURRENT  ASSETS                                               54,830,575         42,482,507
       ------------------------------------------------------------------------------------------------------

       PROPERTY, PLANT AND EQUIPMENT
             Land                                                               1,455,809          1,432,174
             Constructions and infrastructure                                  12,401,174         11,211,594
             Machinery and equipment                                           12,460,070         10,814,260
             Other  property, plant and equipment                              10,161,969         10,228,705
             Technical revaluation                                                549,382            549,557
             Depreciation                                                     (13,713,393)       (11,502,626)
       ------------------------------------------------------------------------------------------------------
           NET PROPERTY, PLANT AND EQUIPMENT                                   23,315,011         22,733,664
       ------------------------------------------------------------------------------------------------------

       OTHER  NON- CURRENT ASSETS
             Investment in related companies                                       20,300             67,804
             Goodwill                                                          48,127,023         44,944,361
             Negative goodwill                                                         --                 --
             Long-term  accounts receivable                                     1,209,630          1,338,853
             Long-term receivables from related companies                              --                 --
             Intangibles                                                        1,290,872          1,109,387
             Accumulated amortization                                            (845,069)          (689,534)
             Other                                                                 30,047             26,327
       ------------------------------------------------------------------------------------------------------
           TOTAL OTHER NON-CURRENT ASSETS                                      49,832,803         46,797,198
       ------------------------------------------------------------------------------------------------------
           TOTAL ASSETS                                                       127,978,389        112,013,369
       ------------------------------------------------------------------------------------------------------


  LABORATORIO CHILE S.A.
  CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2001 AND 2000

  (IN THOUSANDS OF CONSTANT CHILEAN PESOS)


       LIABILITIES AND SHAREHOLDERS' EQUITY                                             03/31/01           03/31/00
                                                                                        CH$ `000           CH$ `000

  ------------------------------------------------------------------------------------------------------------------
  CURRENT LIABILITIES
        Short-term bank liabilities                                                   10,773,102         17,650,924
         Short-term portion of long-term bank liabilities                                328,794          5,295,133
         Dividends payable                                                                27,032              5,778
         Accounts payable                                                              5,674,549          5,712,794
         Notes Payable                                                                 5,408,261          3,676,201
         Sundry accounts payable                                                       3,215,037            805,727
         Accounts payable to related companies                                                --              1,834
         Provisions                                                                    2,014,660          1,889,423
         Withholdings                                                                  1,728,507          1,918,668
         Income Taxes payable                                                          2,000,853            813,683
         Deferred taxes                                                                  202,302            164,924
         Others                                                                           10,401              3,888
  ------------------------------------------------------------------------------------------------------------------
       TOTAL CURRENT LIABILITIES                                                      31,383,498         37,938,977
  ------------------------------------------------------------------------------------------------------------------

  LONG-TERM LIABILITIES
         Long-term bank liabilities                                                   30,402,967         14,127,348
         Bonds payable                                                                        --                 --
         Notes  payable                                                                  384,744            119,426
         Long-term payable to related companies                                               --                 --
         Provisions                                                                      734,285            799,049
         Other                                                                           840,111            570,677
  ------------------------------------------------------------------------------------------------------------------
       TOTAL LONG-TERM LIABILITIES                                                    32,362,107         15,616,500
  ------------------------------------------------------------------------------------------------------------------

  SHAREHOLDERS' EQUITY
         Paid-in capital                                                              36,134,222         35,823,613
         Price-level restatement reserve                                                  36,134            358,237
         Share premium                                                                 2,679,860          2,680,711
         Other reserves                                                                1,079,430            (24,362)
         Retained earnings                                                            20,237,930         16,639,858
         Net income for the period                                                     4,065,208          2,979,835
         Interim dividends
  ------------------------------------------------------------------------------------------------------------------
       TOTAL SHAREHOLDERS' EQUITY                                                     64,232,784         58,457,892
  ------------------------------------------------------------------------------------------------------------------
       TOTAL LIABILITIES AND SHAREHOLDERS` EQUITY                                    127,978,389        112,013,369
  ------------------------------------------------------------------------------------------------------------------



            LABORATORIO CHILE S.A.
            CONSOLIDATED INCOME STATEMENT
            (IN THOUSANDS OF CONSTANT CHILEAN PESOS)

            OPERATING RESULTS

                                                                              For the three months ended March 31st
                                                                                        2001                    2000
            -----------------------------------------------------------------------------------------------------------
            NET SALES                                                             25,212,316                22,347,439
            Cost of goods Sold (less)*                                            (7,508,497)               (7,243,367)
            Gross operating income                                                17,703,819                15,104,072
            Selling, general & administrative expenses (less)                    (10,399,095)               (8,558,572)
            Operating Income                                                       7,304,724                 6,545,500

            NON-OPERATING RESULTS
            Financial income                                                          84,513                    76,491
            Share of net income of related companies                                   1,599                       408
            Other non-operating income                                                99,182                   239,283
            Amortization of goodwill (less)                                         (792,109)                 (694,035)
            Interest expense (less)                                               (1,214,581)                 (938,240)
            Other non-operating expenses (less)                                     (150,954)                  (66,264)
            Price-level restatement                                                  475,357                  (938,074)

            NON-OPERATING INCOME (EXPENSE)                                        (1,496,993)               (2,320,431)
            Income before taxes                                                    5,807,731                 4,225,069
            Income taxes                                                          (1,742,523)               (1,245,234)
            Minority interest (less)                                                      --                        --
            Negative goodwill                                                             --                        --
                 NET INCOME FOR THE PERIOD                                         4,065,208                 2,979,835

            Earnings per share                                                     Ch$ 12.86                  Ch$ 9.43
            Earnings per ADR                                                        US$ 0.43                  US$ 0.32


            EXCHANGE RATE AT 03/31/01 CH$ 594.97 PER US$


      NET CONSOLIDATED SALES

      Consolidated sales for the three month period ended March 31, 2001 were up by 13% to Ch$ 25,212 million (US$ 42.4 million) from the Ch$ 22,347 million (US$ 37.6 million) reported for the first quarter of 2000. This growth is the result of higher sales in all of the Company's main markets, despite flat or slightly negative growth of the pharmaceutical industry in most of the Region. In Chile, although industry growth had picked up during the last quarter of 2000, expectations were again dampened towards the end of the first quarter of 2001.

      The consolidated revenue contribution by country during the first quarter of 2001 was: Chile (48.7%), Argentina (42.6%), Peru (8.4%), and others (0.3%). Compared to earlier periods, this represents a significant increase in the contribution of Peru to consolidated revenue, and a slight decline in the Chilean contribution. Chilean sales include net sales of Laboratorio Chile and Pharmatrade; intercompany sales have been eliminated. Exports made from Chile to Peru are also excluded from Chilean sales. Argentine sales include the consolidated net sales of Laboratory Armstrong Syncro.(1)

      GROSS INCOME

      The Company's gross income increased 17.2% to Ch$ 17,704 million (US$ 29.8 million) during the first quarter of 2001, as compared to Ch$ 15,104 million (US$ 25.4 million) in the first quarter of 2000. This growth reflects mainly higher sales, as well as lower purchase costs of raw materials, further improved operating efficiencies, which have permitted cost reductions, and a more favorable sales mix, as compared to the same period in 2000. Thus, as a percentage of sales, the gross margin increased from 67.6% in the first quarter of 2000 to 70.2% in the first quarter of 2001.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

      SG&A expense amounted to Ch$ 10,399 million (US$ 17.5 million), up 22% from the Ch$ 8,559 million (US$ 14.4 million) reported in the same period in 2000. This increase in SG&A expenses results mainly from increased medical promotion costs in both Chile and Argentina, and to a lesser extent in Peru. In Chile, the number of medical representatives was increased from around 200 at the beginning of 2000 to over 240 professionals at present, in order to support the product launches carried out during 2000 and in the pipeline for 2001. As a percentage of sales, SG&A increased from 38% as of March 2000 to 41% as of March 2001.

      CONSOLIDATED EBITDA

      Consolidated EBITDA during the three month period ended March 31, 2001 amounted to Ch$ 7,841 million (US$ 13.2 million), growing 11.7% from the Ch$ 7,021 million (US$ 11.8 million) reported during the first quarter of 2000.

      OPERATING INCOME

      Operating income during the first quarter of 2001 amounted to Ch$ 7,305 million (US$ 12.3 million), up 12% from the Ch$ 6,545 million (US$11.0 million) in the same period in 2000. The consolidated operating margin as a percentage of sales, remained stable at 29%. The growth in consolidated operating income primarily reflects the growth in sales during the period in all of the Company's main markets, lower costs of raw material and greater production efficiencies, both in Chile and Argentina, as well as a more profitable sales mix in the Chilean domestic operations.


--------
(1) As of April 1, 2000, Armstrong absorbed Syncro, continuing with its activities.

     Of the total operating income earned during the first quarter of 2001, the Chilean operations contributed 34.5%, the Argentine operations 58.4%, Peruvian operations 2.3%, and others(2) 4.8%.

     NON-OPERATING EXPENSES

     The group reported non-operating expenses of Ch$ 1,497 million (US$ 2.5 million), 36% lower than the Ch$ 2,320 million (US$3.9 million) reported in the same period in 2000. The main items included in non-operating results are explained below:

     GOODWILL AMORTIZATION EXPENSE

     Goodwill amortization expense, which is associated with the Argentine acquisitions completed in 1997, amounted to Ch$ 792 million (US$ 1.3 million) for the period ended March 31, 2000, versus Ch$ 694 million (US$
     1.2 million) reported during the first quarter of 2000. Goodwill is being amortized over a twenty- year period, using the straight line method. Goodwill is carried on the books of the Argentine subsidiary in U.S. dollars and is converted to Chilean pesos at the close of the reporting period.

     INTEREST EXPENSE

     During the three months ended March 31, 2000, interest expense amounted to Ch$ 1,215 million (US$ 2.0 million), increasing 30% from Ch$ 938 million (US$ 1.6 million) during the first quarter of 2000. This increase is mainly explained by the cost associated with the forward exchange rate contracts taken in January 2001, covering around 80% of the debt in Argentina for one year. These contracts hedge the financial risk of an eventual devaluation in Argentina. Consolidated bank debt as of March 31, 2000 amounted to Ch$ 41,505 million (US$ 69.8 million), of which 27% is short term financing and 73% is medium term financing. During the first quarter of 2001, the Company refinanced outstanding short and medium term loans with Banco de A. Edwards and First Union National Bank through medium term loans obtained from BBVB and Dresdner for US$ 17 million and US$ 19.9 million, respectively. Leverage (total debt/equity) increased from 0.91 as of March 31, 2000 to
     1.00 as of March 31, 2001 reflecting the effect of the variation in the exchange rate on the US$ denominated loans.

     PRICE-LEVEL RESTATEMENT AND EXCHANGE RATE DIFFERENCE

     The Company reported a non-cash flow price-level restatement gain of Ch$ 169 million (US$ 284 thousand) in the first quarter of 2001, and an exchange rate difference gain of Ch$ 306 million (US$ 515 thousand), as compared to price-level restatement and exchange rate difference losses of Ch$ 332 million (US$ 558 thousand) and Ch$ 606 million (US$ 1.0 million) respectively, obtained during the first quarter of 2000. The price-level restatement and exchange rate difference gain reported during the period mainly relates to the net asset position in U.S. dollars of Laboratorio Chile and the devaluation of the Chilean Peso in relation to the U.S. dollar during the period.

     INCOME TAXES

     The current corporate tax rate is 15% in Chile and 35% in Argentina. The consolidated accounting pre-tax income was Ch$5,808 million (US$ 9.8 million) for the first quarter of 2001. Income taxes as a percentage of pre-tax income were 30.0% on a consolidated basis for the period ended March 31, 2001.

     NET INCOME

     Net income reported as of March 31, 2001 totaled Ch$ 4,065 million (US$ 6.8 million), increasing 36% over the net income of Ch$ 2,980 million (US$ 5.0 million) reported for the same period of 2000, continuing the Company's positive track record of earnings. This signified a net return on sales of

----------
(2) Others include LBC International and subsidiaries

     16.1% for the three month period ended March 31, 2001. Earnings per common share amounted to Ch$ 12.86 (Ch$ 9.43 as of March 2000) and earnings per ADR amounted to US$0.43 (US$ 0.32 as of March 2000).

     CASH FLOW

     Consolidated cash flow(3) reached Ch$ 4,741 million (US$ 8.0 million) during the first quarter of 2001, decreasing 7% in relation to Ch$5,100 million (US$ 8.6 million) in the first quarter of 2000. The decrease in cash flow is mainly explained by an increase in the Company's working capital. This increase is explained by the growth in sales, which in consequence also increased the level of stocks. Free cash flow during the period was primarily used to pay dividends and for CAPEX requirements.


--------------
(3) Cash flow =   Net Profit + Depreciation and Amortization + (-) Loss (Profit)
                  from Related Company Investments + (-) Price level Restatement
                  (gains) & losses + Goodwill + (-) other non-cash items

Consolidating Companies: As of March 31, 2000, LabChile consolidates with Pharmatrade S.A., Armstrong S.A.C.I.F., Newpharm S.A., LabChile Investment Corp, LBC Pharmaceuticals Colombia, and LBC International Corp.

      (in thds of Ch$)                             03/31/01       03/31/00
                                                   ---------     ----------

      Operating Income                            7,304,724      6,545,500

      Depreciation                                  497,185        438,820

      Amortization of Intangibles                    39,186         36,401

      EBITDA                                      7,841,095      7,020,721

       LABORATORIO CHILE S.A.
       CONSOLIDATED INCOME STATEMENT

       (IN THOUSANDS OF US$ TRANSLATED FROM CONSTANT CHILEAN PESOS)

       OPERATING RESULTS

                                                                                For the three months ended March 31st
                                                                                        2001                      2000
       ----------------------------------------------------------------------------------------------------------------
       NET SALES                                                                      42,376                    37,561
       Cost of goods Sold (less)*                                                    (12,620)                  (12,174)
       Gross operating income                                                         29,756                    25,387
       Selling, general & administrative expenses (less)                             (17,479)                  (14,386)
       Operating Income                                                               12,277                    11,001

       NON-OPERATING RESULTS
       Financial income                                                                  142                       129
       Share of net income of related companies                                           (3)                        1
       Other non-operating income                                                        167                       402
       Amortization of goodwill (less)                                                (1,331)                   (1,167)
       Interest expense (less)                                                        (2,041)                   (1,577)
       Other non-operating expenses (less)                                              (249)                     (111)
       Price-level restatement and exchange rate diff.                                   799                    (1,577)
       NON-OPERATING INCOME (EXPENSE)                                                 (2,516)                   (3,900)

       Income before taxes                                                             9,761                     7,101
       Income taxes (less)                                                            (2,928)                   (2,093)
       Minority interest (less)
       Negative goodwill
            NET INCOME FOR THE PERIOD                                                  6,833                     5,008


       Earnings per common share                                                   Ch$ 12.86                  Ch$ 9.43
       Earnings per ADR                                                             US$ 0.43                  US$ 0.32
          EXCHANGE RATE AT 03/31/01  CH$ 594.97 PER US$

         Consolidating Companies: As of March 31, 2000, LabChile consolidates with Pharmatrade S.A., Armstrong S.A.C.I.F., Newpharm S.A., LabChile Investment Corp, LBC Pharmaceuticals Colombia S.A., and LBC International Corp.



      (in thds of US$)                               03/31/01      03/31/00
                                                     --------      --------

      Operating Income                                 12,277       11,001

      Depreciation                                        836          738

      Amortization of Intangibles                          66           61

      EBITDA                                           13,179       11,800

SIGNIFICANT DIFFERENCES BETWEEN CHILEAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         The first quarter 2001 financial results reported by Lab Chile include income statements translated at the March 31, 2001 exchange rate. U.S. generally accepted accounting principles ("GAAP") requires income statements be translated at the weighted average exchange rate for the period. See note (i) in the Notes to Unaudited Pro Forma Combined Consolidated Financial Information for discussion of the gain required to be recorded on derivative instruments under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, which was not required under Chilean GAAP. See Notes to the Consolidated Financial Statements in Lab Chile's Annual Report on Form 20-F for the year ended December 31, 2000, for descriptions of other differences between U.S. and Chilean GAAP.

Attachment 7(b)

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET AND STATEMENTS OF OPERATIONS

The following unaudited pro forma combined consolidated balance sheet as of December 31, 2000, and statements of operations for the year ended December 31, 2000, and for the three months ended March 31, 2001, give effect to the acquisition on July 5, 2001, of 99.6% of Laboratorio Chile S.A. ("Lab Chile") and the issuance in May of $725 million of IVAX' 4.5% Convertible Subordinated Notes. The unaudited pro forma combined consolidated balance sheet and statements of operations are based on the estimates and assumptions described in the notes to unaudited pro forma financial information ("Notes"). This information should be read in conjunction with the historical financial statements and notes thereto included in IVAX' Annual Report on Form 10-K for the year ended December 31, 2000, and Quarterly report on Form 10-Q for the quarterly period ended March 31, 2001, and in Lab Chile's Annual Report on Form 20-F for the year ended December 31, 2000.

The acquisition will be accounted for as a purchase business combination. The pro forma adjustments are described in the Notes. The unaudited pro forma combined consolidated balance sheet and statements of operations assume the acquisition had occurred as of January 1, 2000, and include preliminary estimates of purchase price allocation. The purchase accounting is governed by Statement of Financial Accounting Standards No. 141, Business Combinations, which was issued in June 2001 and is effective for business combinations consummated after June 30, 2001. Accordingly, the pro forma adjustments do not include amortization of goodwill. These preliminary estimates of purchase price allocation are subject to change based upon completion of an independent appraisal of the assets acquired and liabilities assumed. If the appraised amounts of depreciable and amortizable assets are significantly higher than estimated or have significantly shorter lives than used in the pro forma adjustments, the amount of depreciation and amortization reflected in the pro forma statement of operations could increase significantly. The amount and weighted average life of identifiable intangible assets of Lab Chile included in the preliminary purchase price allocation are consistent with the amount used in IVAX' analysis of the consideration paid for the acquisition. These pro forma results are not necessarily indicative of results that may have been achieved had the acquisition actually occurred on January 1, 2000.

            UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2001

                                 (In thousands)


                                                                                                          PRO FORMA
                                                          IVAX         LAB CHILE     ADJUSTMENTS          COMBINED
                                                          ----         ---------     -----------          --------
ASSETS

Current assets:
Cash and cash equivalents                            $    203,045   $     16,000   $    301,343  (a)   $    520,388
Accounts receivable, net                                  189,990         42,546                            232,536
Inventories                                               197,550         29,071                            226,621
Other current assets                                       66,380          5,768                             72,148
                                                     ------------   ------------   ------------        ------------
Total current assets                                      656,965         93,385        301,343           1,051,693

Property, plant and equipment, net                        273,834         36,772                            310,606
Intangible assets, net                                    248,337         98,109        281,668  (b)        628,114
Other assets                                               42,053          1,631         18,850  (c)         62,534
                                                     ------------   ------------   ------------        ------------
Total assets                                         $  1,221,189   $    229,897   $    601,861        $  2,052,947
                                                     ============  =============  =============       =============


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Loans payable                                        $     20,257   $     17,640                       $     37,897
Current portion of long-term debt                             977            553                              1,530
Accounts payable                                           57,244         18,628                             75,872
Accrued income taxes payable                               23,575          3,363                             26,938
Accrued expenses and other current liabilities            157,767         11,758                            169,525
                                                     ------------   ------------   ------------        ------------
Total current liabilities                                 259,820         51,942                            311,762

Long-term debt, net of current portion                    253,616         52,335   $    725,000  (a)      1,030,951
Other long-term liabilities                                33,241          1,986                             35,227
Minority interest                                          14,467             --            495  (d)         14,962

Shareholders' equity:
Common stock                                               19,977         58,008        (58,008) (h)         19,977
Capital in excess of par value                            383,067          4,298         (4,298) (h)        383,067
Put options                                                62,500             --                             62,500
Retained earnings                                         263,338         58,190        (58,190) (h)        263,338
Accumulated other comprehensive loss                      (68,837)         3,138         (3,138) (h)        (68,837)
                                                     ------------   ------------   ------------        ------------
Total shareholders' equity                                660,045        123,634       (123,634)            660,045
                                                     ------------   ------------   ------------        ------------
Total liabilities and shareholders' equity           $  1,221,189   $    229,897   $    601,861        $  2,052,947
                                                     ============   ============   ============        ============


  The accompanying Notes to Unaudited Pro Forma Combined Consolidated Financial
            Information are an integral part of these balance sheets.

       UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                      (In thousands, except per share data)

                                                                                                         PRO FORMA
                                                         IVAX         LAB CHILE     ADJUSTMENTS          COMBINED
                                                         ----         ---------     -----------          --------
Net product revenues                                 $   699,671    $    174,999   $         --        $    874,670
Other revenues                                            93,734             513                             94,247
                                                     -----------    ------------   ------------        ------------
Total net revenues                                       793,405         175,512                            968,917
                                                     -----------    ------------   ------------        ------------

Cost of product sales                                    408,599          54,554                            463,153
Cost of other revenues                                     1,304              --                              1,304
                                                     -----------    ------------   ------------        ------------
Total cost of sales                                      409,903          54,554                            464,457
                                                     -----------    ------------   ------------        ------------

Gross profit                                             383,502         120,958                            504,460
                                                     -----------    ------------   ------------        ------------

Operating expenses:
Selling                                                   92,032          63,020                            155,052
General and administrative                                84,900          12,918                             97,818
Research and development                                  65,331             350                             65,681
Amortization of intangible assets                          9,042           4,459          3,641  (e)         17,142
Restructuring reversal                                    (4,535)             --                             (4,535)
                                                     -----------   -------------  -------------       -------------
Total operating expenses                                 246,770          80,747          3,641             331,158
                                                     -----------    ------------   ------------        ------------

Income (loss) from operations                            136,732          40,211         (3,641)            173,302

Other income (expense):
Interest income                                           13,986             849                             14,835
Interest expense                                         (14,624)         (6,935)       (19,720) (f)        (41,279)
Other income, net                                         17,497           1,892                             19,389
                                                     -----------    ------------   ------------        ------------
Total other income                                        16,859          (4,194)       (19,720)             (7,055)
                                                     -----------   -------------  -------------       -------------

Income from continuing operations before
income taxes and minority interest                       153,591          36,017        (23,361)            166,247

Provision for income taxes                                13,214           9,475         (6,902) (g)         15,787
                                                     -----------    ------------   ------------        ------------

Income from continuing operations before
minority interest                                        140,377          26,542        (16,459)            150,460

Minority interest                                           (608)             --           (106) (d)           (714)
                                                     -----------    ------------   ------------        ------------

Income from continuing operations                    $   139,769    $     26,542   $    (16,565)       $    149,746
                                                    ============    ============   ============       =============

Income from continuing operations per common share
Basic                                               $       0.71                                       $       0.76
                                                    ============                                       ============
Diluted                                              $      0.68                                       $       0.73
                                                     ===========                                       ============

Weighted average common shares outstanding
Basic                                                    196,276                                            196,276
                                                    ============                                       ============
Diluted                                                  204,059                                            204,059
                                                    ============                                       ============


 The accompanying Notes to Unaudited Pro Forma Combined Consolidated Financial
             Information are an integral part of these statements.

       UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001

                      (In thousands, except per share data)


                                                                                                         PRO FORMA
                                                         IVAX        LAB CHILE      ADJUSTMENTS          COMBINED
                                                         ----        ---------      -----------          --------
Net revenues                                         $   259,932    $     43,203   $         --        $    303,135
Cost of sales                                            123,724          13,815                            137,539
                                                     -----------    ------------   ------------        ------------
Gross profit                                             136,208          29,388                            165,596
                                                     -----------    ------------   ------------        ------------

Operating expenses:
Selling                                                   27,502          13,640                             41,142
General and administrative                                23,721           3,114                             26,835
Research and development                                  18,883             138                             19,021
Amortization of intangible assets                          3,593             959          1,066  (e)          5,618
                                                     -----------    ------------   ------------        ------------
Total operating expenses                                  73,699          17,851          1,066              92,616
                                                     -----------    ------------   ------------        ------------

Income (loss) from operations                             62,509          11,537         (1,066)             72,980

Other income (expense):
Interest income                                            3,808             147                              3,955
Interest expense                                          (4,359)         (1,956)        (4,930) (f)        (11,245)
Other income, net                                          1,750           3,995                 (i)          5,745
Gain on partial sale of IVAX Diagnostics, Inc.            10,278                                             10,278
                                                     -----------    ------------   ------------        ------------
Total other income                                        11,477           2,186         (4,930)              8,733
                                                     -----------   -------------  -------------       -------------

Income from continuing operations before
income taxes and minority interest                        73,986          13,723         (5,996)             81,713

Provision for income taxes                                13,755           4,197         (1,725) (g)         16,227
                                                     -----------    ------------   ------------        ------------

Income from continuing operations before
minority interest                                         60,231           9,526         (4,270)             65,487

Minority interest                                            (99)                           (39) (d)           (138)
                                                     -----------    ------------   ------------        ------------

Income from continuing operations                    $    60,132    $      9,526   $     (4,309)      $      65,349
                                                     ===========    ============   ============       =============

Income from continuing operations per common share
Basic                                               $       0.30                                       $       0.33
                                                    ============                                       ============
Diluted                                              $      0.29                                       $       0.32
                                                     ===========                                       ============

Weighted average common shares outstanding
Basic                                                    199,255                                            199,255
                                                    ============                                       ============
Diluted                                                  206,270                                            206,270
                                                    ============                                       ============



  The accompanying Notes to Unaudited Pro Forma Combined Consolidated Financial
              Information are an integral part of these statements.

    NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

Note: The following pro forma adjustments were made:

     (a) to record net proceeds of the $725 million 4.5% Convertible Subordinated Notes IVAX sold in May 2001 less cash paid for Lab Chile and estimated acquisition costs;

     (b) to record estimated goodwill and identifiable intangible assets of Lab Chile;

     (c) to record debt issue costs related to IVAX' 4.5% Convertible Subordinated Notes;

     (d)  to record minority interest;

     (e) to record estimated amortization of identifiable intangible assets of $8.1 million annually assuming a 10 year weighted average life and eliminate Lab Chile's historical amortization of intangibles;

     (f) to record interest expense at 4.5% plus amortization of debt issuance costs on the assumed amount of debt IVAX would have issued if the acquisition had occurred on January 1, 2000;

     (g)  to record the tax benefit of interest expense deduction;

     (h)  to eliminate IVAX' investment against Lab Chile's equity;

     (i) amount for Lab Chile includes a gain under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, of $2.3 million on financial instruments entered into during the first quarter of 2001.

                                  EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
-----------     -----------

23.1            Consent of Arthur Andersen LLP


















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